Exhibit 99.2

Contact: Eileen VanEss

Central Garden & Pet Company

925.948.3686

CENTRAL GARDEN & PET ANNOUNCES INTENT TO OFFER

$300 MILLION OF SENIOR SUBORDINATED NOTES

WALNUT CREEK, CALIFORNIA, February 22, 2010 — Central Garden & Pet Company (NASDAQ: CENT)(NASDAQ: CENTA) (“Central”) announced today its intent to offer, subject to market and other conditions, $300 million aggregate principal amount of senior subordinated notes due 2018. The notes will be unconditionally guaranteed on a senior subordinated basis by each of its existing and future domestic restricted subsidiaries with certain exceptions. Central intends to use the net proceeds from the offering to purchase its outstanding 9 1/8% senior subordinated notes due 2013 that holders tender pursuant to a tender offer it is currently conducting, pay a portion of the outstanding indebtedness under its senior term loan, and pay fees and expenses related to the offering.

The notes are being offered pursuant to a prospectus supplement to Central’s effective shelf registration statement filed with the U.S. Securities and Exchange Commission on September 1, 2009.

J.P. Morgan Securities Inc. and Oppenheimer will serve as joint book-running managers for the offering, and SunTrust Robinson Humphrey and Deutsche Bank will serve as co-managers. The offering is being made only by means of a prospectus and related prospectus supplement.

Copies of the prospectus and, when available, the prospectus supplement relating to the offering may be obtained by contacting J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, NY 10017, Attention: Syndicate Desk or (800) 245-8812. The prospectus and, when available, the prospectus supplement may also be obtained from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed including the brands PENNINGTON®, SMART SEED™ and THE REBELS™; wild bird feed and the brands PENNINGTON® and KAYTEE®; weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and Over ‘N Out®; and decorative outdoor patio products and the brands NORCAL®, NEW ENGLAND POTTERY® and

MATTHEWS FOUR SEASONS™. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands OCEANIC®, AQUEON® and ZILLA®; bird & small animal and the brands KAYTEE®, SUPER PET® and CRITTER TRAIL®; dog & cat and the brands TFH™ , NYLABONE®, FOUR PAWS®, PINNACLE® and AVODENN®; and equine and the brands FARNAM®, BRONCO® and SUPER MASK®. We also provide a host of other application-specific Pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 4,000 employees, primarily in North America and Europe. For additional information on Central Garden & Pet Company, including access to Central’s SEC filings, please visit Central’s website at www.central.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company’s Annual Report on Form 10-K, filed November 20, 2009 and Central’s Quarterly Report on Form 10-Q, filed February 4, 2010, and other Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.